EXHIBIT 99.1

News Release

Mattson Technology Contact
J. Michael Dodson
Mattson Technology, Inc.
tel 1-510-657-5900
fax 1-510-492-5963

MATTSON TECHNOLOGY, INC. REPORTS RESULTS
FOR THE THIRD QUARTER OF 2013
FREMONT, Calif. - OCTOBER 22, 2013 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced results for the third quarter ended September 29, 2013.
Business Highlights:

•
Net sales for the third quarter were $33.8 million, representing a $9.2 million, or 37 percent, increase compared with net sales of $24.6 million in the second quarter of 2013 and a $13.4 million, or 66 percent, increase compared with $20.4 million net sales in the third quarter of 2012.

•	Net loss in the third quarter of 2013 was $0.4 million, or a $0.01 net loss per share, as compared with a $3.6 million net loss, or a $0.06 net loss per share, in the second quarter of 2013.

•
Excluding restructuring and other charges, the Company returned to profitability with non-GAAP net income per diluted share of $0.01 in the third quarter of 2013. Non-GAAP net income per share in the third quarter of 2013 of $0.01 compares to a non-GAAP net loss per share of $0.05 reported in the prior quarter and a $0.10 net loss per share reported in the third quarter of 2012.

“I am proud of the Company’s achievement in driving top-line growth, while maintaining a cost-effective operating structure, which resulted in the Company’s return to profitability after exclusion of restructuring charges,” noted Fusen Chen, Mattson Technology's president and chief executive officer. “The financial results for the third quarter of 2013 demonstrate our focus on our customers and the operating leverage of our business model.”

Third Quarter 2013 Financial Results
Third quarter 2013 net sales were $33.8 million, a $9.2 million, or 37 percent, increase compared with $24.6 million in the second quarter of 2013, and an increase of $13.4 million, or 66 percent, compared to net sales $20.4 million in the third quarter of 2012.
Gross margin in the third quarter of 2013 was 34 percent, flat when compared with the second quarter of 2013 and a 4 percentage point deterioration compared with the 38 percent gross margin in the third quarter of 2012.
Total operating expenses were $11.7 million in the third quarter of 2013, essentially flat compared to $11.5 million total operating expenses in the second quarter of 2013 and a $2.2 million, or 16 percent, decrease as compared with the third quarter of 2012.

Excluding restructuring and other charges, non-GAAP operating expenses were $10.7 million in the third quarter of 2013, which represents a $0.5 million, or 4 percent, decrease compared with the second quarter of 2013 and a $2.8 million, or 21 percent, decrease as compared to the third quarter of 2012.
Net loss for the third quarter of 2013 was $0.4 million, or a $0.01 net loss per share. This compares to a net loss of $3.6 million, or a $0.06 net loss per share in the second quarter of 2013, and a net loss of $6.0 million, or a $0.10 net loss per share reported in the third quarter of 2012.
Excluding restructuring and other charges, we had $0.01 non-GAAP net income per diluted share in the third quarter of 2013 compared with a non-GAAP net loss per share of $0.05 reported in the second quarter of 2013 and a non-GAAP net loss per share of $0.10 as reported in the third quarter of 2012. Restructuring and other charges in the third quarter of 2013, second quarter of 2013, and third quarter of 2012 were $1.0 million, $0.4 million, and $0.5 million, respectively.
At September 29, 2013, cash, cash equivalents, and restricted cash was $13.7 million and working capital was $29.9 million. We had $20 million outstanding borrowing under our revolving credit facility.
Conference Call
Mattson Technology will hold a conference call on Tuesday, October 22, 2013, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the following topics: 2013 third quarter financial results, current business conditions, the near-term business outlook and guidance for the fourth quarter of 2013. The conference call will be simultaneously webcast at www.mattson.com under the Investors section. To access the live conference call, please dial (970) 315-0417.

Use of Non-GAAP Measures

In addition to U.S. Generally Accepted Accounting Principles (GAAP) results, this press release contains certain non-GAAP financial measures. The Company's non-GAAP results for total operating expenses and net loss per share exclude amounts listed as restructuring and other charges in the accompanying tables. Management uses non-GAAP operating expenses and net income/loss per basic and diluted share to evaluate the Company's operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investors' ability to view the Company's results from management's perspective. Restructuring and other charges in the third quarter of 2013, second quarter of 2013, and third quarter of 2012 were $1.0 million, $0.4 million, and $0.5 million, respectively.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations and the Company, market demand and industry outlook. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially from those expressed or implied by such forward-looking statements and assumptions. Such risks and uncertainties include, but are not limited to: Company expectations with respect to continued growth of its business and improved operating results; growth of the industry and the size of the Company's served available market; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's cash position overall, especially as a result of payments made for inventory and the related collections upon shipment of such inventory; compliance with financial covenants related to the Company's revolving credit facility; end-user demand for semiconductors, including the growing mobility electronics industry; customer demand for semiconductor manufacturing equipment; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market, to gain market share with such products and the overall mix of the Company's products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; the Company's dependence on international sales; volatility in the Company's stock price and any potential delisting of the stock from NASDAQ for the failure to maintain a minimum bid price; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. We are a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry, and operate in three primary product sectors: dry strip, rapid thermal processing and etch. Through manufacturing and design innovation, we have produced technologically advanced systems that provide productive and cost-effective solutions for customers fabricating current and next-generation semiconductor devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: (800) MATTSON/(510) 657-5900. Internet:www.mattson.com.

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 29, 2013	June 30, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net sales	$33,840	$24,574	$20,398	$78,651	$105,786
Cost of sales	22,416	16,107	12,664	54,392	67,863
Gross profit	11,424	8,467	7,734	24,259	37,923
Operating expenses:
Research, development and engineering	4,082	4,170	5,217	12,565	17,638
Selling, general and administrative	6,572	6,952	8,205	21,074	28,777
Restructuring and other charges	1,000	404	453	3,662	2,004
Total operating expenses	11,654	11,526	13,875	37,301	48,419
Loss from operations	(230)	(3,059)	(6,141)	(13,042)	(10,496)
Interest and other income (expense), net	(198)	(496)	(9)	(395)	166
Loss before income taxes	(428)	(3,555)	(6,150)	(13,437)	(10,330)
Provision for (benefit from) income taxes	(16)	12	(116)	50	169
Net loss	$(412)	$(3,567)	$(6,034)	$(13,487)	$(10,499)
Net loss per share:
Basic and diluted	$(0.01)	$(0.06)	$(0.10)	$(0.23)	$(0.18)
Shares used in computing net loss per share:
Basic and diluted	59,024	58,891	58,586	58,881	58,504

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 29, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$11,629	$14,354
Restricted cash	2,082	1,877
Accounts receivable, net	30,735	15,660
Advance billings	2,976	1,720
Inventories	31,215	33,309
Prepaid expenses and other current assets	2,726	4,561
Total current assets	81,363	71,481
Property and equipment, net	6,369	7,387
Intangibles, net	313	500
Other assets	838	701
Total assets	$88,883	$80,069

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,472	$11,767
Accrued compensation and benefits	3,301	4,496
Deferred revenue-current	6,374	6,189
Revolving credit facility	20,000	—
Other current liabilities	4,345	7,518
Total current liabilities	51,492	29,970
Deferred revenues, non-current	2,399	3,059
Other long-term liabilities	3,627	3,748
Total liabilities	57,518	36,777
Stockholders' equity	31,365	43,292
Total liabilities and stockholders' equity	$88,883	$80,069